UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 11, 2005

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 11, 2005, we completed the spin-off of our subsidiary, eCOST.com, Inc. (“eCOST.com”), when we distributed approximately 1.2071 shares of eCOST.com common stock as a special dividend on each outstanding share of our common stock to our stockholders of record as of 5:00 p.m. Eastern time on March 28, 2005, resulting in an aggregate of 14,000,000 shares of eCOST.com common stock being distributed to our stockholders. A copy of the press release we issued on April 12, 2005 announcing our completion of the spin-off of eCOST.com is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Based on the last sale price for eCOST.com common stock on The Nasdaq National Market on April 11, 2005 of $6.45 per share, the aggregate market value of the shares distributed in the distribution was approximately $90.3 million. We expect that the distribution will be tax-free to our stockholders for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares. Prior to the distribution, we owned approximately 80.2% of eCOST.com’s outstanding common stock.

Until the completion of the distribution, eCOST.com was one of our majority-owned subsidiaries, and therefore its financial results were consolidated into our financial results. As a result of the distribution, however, eCOST.com is no longer a part of our business operations, and its operating results will be reflected in our financial results as discontinued operations beginning in the second quarter of 2005.

Item 9.01	Financial Statements and Exhibits

(b)(1)	Pro Forma Financial Information

Filed as Exhibit 99.2 to this report on Form 8-K, and incorporated herein by reference, are: (i) unaudited pro forma consolidated condensed statements of operations for the years ended December 31, 2004, 2003 and 2002 that give effect to the separation of eCOST.com as if the distribution and related transactions occurred on January 1, 2002; and (ii) an unaudited pro forma consolidated condensed balance sheet as of December 31, 2004 that gives effect to the separation of eCOST.com as if the distribution and related transactions occurred on December 31, 2004.

These unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the separation of eCOST.com been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated condensed financial statements and the accompanying notes should be read together with our historical consolidated financial statements and accompanying notes as of and for the three years ended December 31, 2004, as well as our Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are included in our Annual Reports on Form 10-K for the years ended December 31, 2004, 2003 and 2002.

(c)	Exhibits

99.1	Press Release dated April 12, 2005
99.2	Unaudited Pro Forma Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date: April 15, 2005	By:	/s/ Theodore R. Sanders
Theodore R. Sanders Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press Release dated April 12, 2005
99.2	Unaudited Pro Forma Financial Statements